Exhibit 99.1

[GRAPHIC OMITTED]PHOENIX

     THE PHOENIX COMPANIES, INC.                N  E  W  S     R  E  L  E  A S E

     One American Row
     PO Box 5056
     Hartford CT 06102-5056
     PhoenixWealthManagement.com
     ---------------------------

FOR IMMEDIATE RELEASE

CONTACTS:     MEDIA RELATIONS       INVESTOR RELATIONS
              ---------------       ------------------
              ALICE S. ERICSON      PETER A. HOFMANN
              860-403-5946          860-403-7100


                   PHOENIX REPORTS THIRD QUARTER 2003 RESULTS
                    o NET INCOME OF $14 MILLION VS. PRIOR YEAR LOSS
                    o SOLID SALES TRENDS IN CORE BUSINESSES
                    o BENEFITS FROM EXPENSE REDUCTIONS


HARTFORD, CONN., NOVEMBER 4, 2003 -The Phoenix Companies, Inc. (NYSE: PNX) today reported third quarter 2003 net income of $14.0 million, or $0.14 per diluted share, compared with a net loss of $93.0 million, or a $0.96 loss per share, in the third quarter of 2002.
   Total segment income improved to $11.5 million, or $0.12 per diluted share, in the third quarter of 2003, compared with a total segment loss of $81.8 million, or a $0.85 loss per share, in the third quarter of 2002. Last year's loss was principally related to a goodwill charge and to venture capital losses.

EARNINGS SUMMARY                             THIRD QUARTER               SECOND QUARTER             THIRD QUARTER
                                                  2003                        2003                       2002
                                         -----------------------     -----------------------    -----------------------
                                              IN         PER              IN         PER             IN         PER
                                           MILLIONS     SHARE          MILLIONS     SHARE         MILLIONS     SHARE
                                         -----------------------     -----------------------    -----------------------
Total Segment Income (Loss)(1)              $11.5       $0.12           $11.5       $0.12         $(81.8)     $(0.85)
Net Realized Investment Gains (Losses)        2.5        0.02           (59.2)      (0.63)          (7.6)      (0.08)
Restructuring Costs                           -          -               (1.8)      (0.02)          (3.6)      (0.03)
                                         -----------------------     -----------------------    -----------------------
Net Income (Loss)                           $14.0      $ 0.14          $(49.5)     $(0.53)        $(93.0)     $(0.96)
                                         =======================     =======================    =======================

    (1) Total Segment Income (Loss) is a non-GAAP financial measure. An explanation of GAAP and non-GAAP financial measures is provided in the tables at the end of this release.


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The Phoenix Companies, Inc ... 2


   "We had a solid quarter in terms of both operating segment earnings and overall net income. These are tangible results emerging from the ongoing strategic actions we have taken over the past year, coupled with the improving equity markets and lower credit losses," said Dona D. Young, chairman, president and chief executive officer.
   Since late last year, Phoenix has concentrated on its most profitable products and services, enhanced its capital position and lowered expenses.
   "As we see our efforts to sharpen our focus begin to yield results, we are confident we are on track to grow profitably. We continue to build our businesses for the future," Mrs. Young said.
   In October, the company initiated additional steps to reorganize and consolidate its operations that will produce approximately $21 million in annualized expense reductions, above and beyond the previously announced $34 million, bringing the total 2003 annualized reductions identified to $55 million. These reductions are before offsets from taxes, deferred acquisition costs and higher pension and other employee benefit expenses. The actions included a 6 percent reduction in the workforce that will result in a fourth quarter pre-tax charge of $3 million to $5 million.
   Mrs. Young cited the following highlights from the third quarter:
   o Life insurance earnings benefited from strong insurance and investment margins and continued strong persistency. Total life insurance sales grew 21 percent, and wholesaled life insurance sales grew 35 percent from the prior year's quarter.
   o Annuities showed a modest profit, compared with a loss a year ago, reflecting improving investment margins and lower operating expenses. Growth in variable annuities continued, with variable products accounting for 94 percent of all deposits.
   o Asset management earnings improved and margins expanded due to higher revenues, coupled with continued expense control.
   o The company remained on track with its expense reductions. Through September 30, Phoenix realized pre-tax savings of $10.4 million, net of increases in deferred acquisition costs and pension and other employee benefit expenses.


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The Phoenix Companies, Inc ... 3


YEAR-TO-DATE RESULTS
   The company reported a year-to-date net loss of $32.3 million, or a $0.34 loss per share, compared with a net loss of $231.6 million, or a $2.34 loss per share, through September 30, 2002. The 2003 loss was due primarily to the second quarter $55.0 million after-tax, non-cash charge relating to the company's equity investment in Aberdeen, while the 2002 loss was due primarily to a first quarter adoption of an accounting change for goodwill and a third quarter goodwill charge. Year-to-date 2003 total segment income was $39.8 million, or $0.42 per share, compared with a total segment loss of $73.1 million, or a $0.74 loss per share through September 30, 2002. This turnaround reflects improvements in both operating segments as well as income from venture capital investments.

  EARNINGS SUMMARY                            YEAR TO DATE       YEAR TO DATE
                                                  2003               2002
                                           ------------------ ------------------
                                               IN       PER       IN       PER
                                            MILLIONS   SHARE   MILLIONS   SHARE
                                           ---------- ------- ---------- -------
  Total Segment Income (Loss)                 $39.8    $0.42    $(73.1)  $(0.74)
  Net Realized Investment Losses              (69.1)   (0.73)    (16.7)   (0.17)
  Restructuring Costs                          (4.3)   (0.04)    (25.4)   (0.26)
  Deferred Policy Acquisition Cost Adjustment   -       -         15.1     0.15
  Other                                         1.3     0.01      (1.2)   (0.01)
  Cumulative Effect of Accounting Change        -       -       (130.3)   (1.31)
                                           ---------- ------- ---------- -------
  Net Loss                                   $(32.3)  ($0.34)  $(231.6)  $(2.34)
                                           ========== ======= ========== =======

SEGMENT RESULTS
   Phoenix has two operating segments, "Life and Annuity" and "Asset Management," and two reporting segments, "Venture Capital" and "Corporate and Other." The Corporate and Other segment includes unallocated capital, interest expense and other expenses, and certain businesses not of sufficient scale to report independently. In the second quarter, the company transferred its equity investment in Aberdeen from the Asset Management segment to the Corporate and Other segment, and, as a result, all prior period information has been reclassified to conform to the current presentation.

SEGMENT INCOME                                       THIRD    SECOND     THIRD
(in millions)                                       QUARTER   QUARTER   QUARTER
                                                     2003      2003      2002
                                                  ---------- -------- ----------
Life Insurance                                      $24.1     $28.6     $17.0
Annuities                                             0.3      (1.4)    (18.9)
                                                  ---------- -------- ----------
Life and Annuity Segment                             24.4      27.2      (1.9)
Asset Management Segment                             (3.1)     (5.7)    (67.8)
Venture Capital Segment                               5.1       5.8     (22.0)
Corporate and Other Segment                         (10.5)    (12.5)    (10.1)
                                                  ---------- -------- ----------
Total Segment Income (Loss), before Income Taxes     15.9      14.8    (101.8)
Applicable Income Taxes (Benefit)                     4.4       3.3     (20.0)
                                                  ---------- -------- ----------
Total Segment Income (Loss)                         $11.5     $11.5    $(81.8)
                                                  ========== ======== ==========


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

The Phoenix Companies, Inc ... 4


LIFE AND ANNUITY
   This segment had pre-tax earnings of $24.4 million in the third quarter of 2003, compared with a segment loss of $1.9 million in the prior year's third quarter and segment earnings of $27.2 million in the second quarter of 2003. The second quarter result included a $5.9 million gain related to the resolution of a restructured investment.
   The life insurance business had pre-tax earnings of $24.1 million, compared with earnings of $17.0 million in the third quarter of 2002 and $28.6 million in the second quarter of 2003. The improvement from a year ago reflects strong insurance margins due to a growing inforce, overall good mortality, lower reinsurance costs, and steady improvement in investment margins in universal life insurance. Persistency remained strong across all product lines.
   The annuity business had pre-tax earnings of $0.3 million, compared with pre-tax losses of $18.9 million in the third quarter of 2002 and $1.4 million in the second quarter of 2003. The improvements reflect higher investment margins, a decrease in minimum death benefit exposure, and lower operating expenses.
   Total life sales for the third quarter of 2003 were $122.9 million, compared with $101.7 million in the prior year's third quarter and $44.3 million in the second quarter of 2003. Sales of private placement variable universal life insurance and wholesaled universal life insurance products drove the growth. Total wholesaled premium was up 35 percent from the prior year's third quarter and 26 percent from the second quarter of 2003. The growth continues to be fueled by sales at key firms.
   Annuity deposits in the third quarter of 2003 were $452.1 million, compared with $804.2 million in the prior year's third quarter and $371.0 million in the second quarter of 2003. Variable annuities accounted for 94 percent of all deposits, about half of which were in private placement variable annuities. In October, the company discontinued sales of deferred fixed annuities to concentrate on variable annuities and began focusing its annuity wholesaling on selected distribution relationships.

ASSET MANAGEMENT
   This segment reported a pre-tax loss of $3.1 million, compared with segment losses of $67.8 million in the prior year's third quarter and $5.7 million in the second quarter of 2003. These results include amortization of identified intangible assets of $8.3 million in the third quarter of 2003, $8.7 million in the third quarter of 2002, and $8.2 million in the second quarter of 2003. Last year's third quarter also includes a $66.3 million goodwill charge. The improvement in 2003 reflects higher revenues resulting from positive market performance as well as a higher operating margin resulting from continued expense control.

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

The Phoenix Companies, Inc ... 5


   Assets under management for the segment on September 30, 2003 were $57.3 billion, including $12.9 billion related to the life insurance company's general account, up from $53.3 billion on September 30, 2002 and $56.5 billion on June 30, 2003, reflecting market improvements.
   Net flows for assets under management were negative $200.7 million in the third quarter of 2003, compared with positive $410.3 million in the prior year's third quarter and negative $312.0 million in the second quarter of 2003. The improvement from this year's second quarter reflects decreases in outflows in most product categories.
   Total inflows were $1.7 billion in the third quarter of 2003, compared with $3.0 billion in the prior year's third quarter and $1.9 billion in the second quarter of 2003. The decline in flows from the prior year's quarter was due primarily to a $1 billion collateralized bond obligation included in that period. The decline from the second quarter of 2003 was due primarily to institutional accounts, which can fluctuate significantly because sales are made up of fewer, larger deposits. Total outflows were $1.9 billion in the third quarter of 2003, compared with $2.6 billion in the prior year's third quarter and $2.2 billion in the second quarter of 2003.

VENTURE CAPITAL SEGMENT
   The Venture Capital segment, which excludes venture capital investments held by Phoenix Life Insurance Company's closed block, had pre-tax earnings of $5.1 million in the third quarter of 2003, compared with a segment loss of $22.0 million in the prior year's third quarter.
   This quarter's venture capital segment results reflect improving conditions in the private equity markets, while the prior year's loss reflected the combination of weak equity markets and the conservatism of the company's accounting methodology. The company's methodology makes downward adjustments based on public market indices, but limits upward adjustments to the amounts previously reported by the partnerships. Accordingly, Phoenix does not record gains until they are reported by the partnerships.

CORPORATE AND OTHER
   In the third quarter of 2003, the Corporate and Other segment had a pre-tax loss of $10.5 million, compared with a segment loss of $10.1 million in the prior year's third quarter. The loss was due primarily to interest and other corporate expenses.

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

The Phoenix Companies, Inc ... 6


INVESTMENT PORTFOLIO
   The company reported third quarter 2003 net realized investment gains related to debt and equity securities of $2.5 million, compared with net realized losses of $7.6 million in the third quarter of 2002. Pre-tax bond impairments in the third quarter totaled $15.0 million, compared with $19.8 million in the second quarter, reflecting the substantially improved credit environment. Gross unrealized losses in the debt securities portfolio declined slightly in the quarter, to $117.7 million at September 30, 2003 from $119.3 million at June 30, 2003. The change was due to improvements in credit quality, offset by the effect of higher interest rates.

CONFERENCE CALL
   The Phoenix Companies, Inc. will host a conference call today at 1:00 p.m. Eastern time to discuss with the investment community Phoenix's third quarter financial results. The conference call will be broadcast live over the Internet at www.PhoenixWealthManagement.com in the Investor Relations section. To listen to the live call, please go to the Web site at least fifteen minutes prior to register, download and install any necessary audio software. The call can also be accessed by telephone at 1-973-321-1020. A replay of the call will be available through November 18, 2003 by telephone at 1-973-341-3080 (passcode 4201825) and on Phoenix's Web site, www.PhoenixWealthManagement.com in the Investor Relations section.
   The Phoenix Companies, Inc. is a leading provider of wealth management products and services to individuals and institutions. Through a variety of advisors and financial services firms, Phoenix helps the affluent and high net worth accumulate, preserve and transfer their wealth with an innovative portfolio of life insurance, annuity and asset management products and services. Phoenix has corporate offices in Hartford, Connecticut.

FORWARD-LOOKING STATEMENT
   This release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The company intends these forward-looking statements to be covered by the safe harbor provisions of the federal securities laws relating to forward-looking statements. These include statements relating to trends in, or representing management's beliefs about, the company's future strategies, operations and financial results, as well as other statements including words such as "anticipate", "believe," "plan," "estimate," "expect," "intend," "may," "should" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning trends and future developments and their potential effects on the company. They are not guarantees of future performance. Actual results may differ materially from


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

The Phoenix Companies, Inc ... 7


those suggested by forward-looking statements as a result of risks and uncertainties which include, among others: (i) changes in general economic conditions, including changes in interest and currency exchange rates and the performance of financial markets; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products and services by new and existing competitors; (iii) the company's primary reliance, as a holding company, on dividends and other payments from its subsidiaries to meet debt payment obligations, particularly since the company's insurance subsidiaries' ability to pay dividends is subject to regulatory restrictions; (iv) regulatory, accounting or tax changes that may affect the cost of, or demand for, the products or services of the company's subsidiaries;
(v) downgrades in financial strength ratings of the company's insurance subsidiaries or in the company's credit ratings; (vi) discrepancies between actual claims experience and assumptions used in setting prices for the products of insurance subsidiaries and establishing the liabilities of such subsidiaries for future policy benefits and claims relating to such products; (vii) movements in the equity markets that affect our investment results, including those from venture capital, the fees we earn from assets under management and the demand for our variable products; (viii) the company's continued success in achieving planned expense reductions; and (ix) other risks and uncertainties described in any of the company's filings with the Securities and Exchange Commission. The company undertakes no obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events or otherwise.


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

The Phoenix Companies, Inc ... 8


FINANCIAL HIGHLIGHTS
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
(UNAUDITED)

                                                                            THREE MONTHS                     NINE MONTHS
                                                                   -----------------------------    ----------------------------
                                                                        2003           2002             2003            2002
                                                                   -------------   -------------    ------------    ------------
INCOME STATEMENT SUMMARY ($ IN MILLIONS)
Revenues                                                            $    682.1      $   654.8        $  1,867.0      $ 1,841.1

Total Segment Income (Loss) (1)                                     $     11.5      $   (81.8)       $     39.8      $   (73.1)

Net Income (Loss)                                                   $     14.0      $   (93.0)       $    (32.3)     $  (231.6)

--------------------------------------------------------------

EARNINGS PER SHARE

Weighted Average Shares Outstanding (in thousands)
 Basic                                                                  94,276        96,570             94,158         99,087
 Diluted (2)                                                            98,272        96,570             94,158         99,087
                                                                   =============  =============     =============   ============
Total Segment Income (Loss) Per Share
 Basic                                                              $     0.12     $   (0.85)        $     0.42      $   (0.74)
 Diluted                                                            $     0.12     $   (0.85)        $     0.42      $   (0.74)
                                                                   =============  =============     =============   ============

Net Income (Loss) Per Share
 Basic                                                              $     0.15     $   (0.96)        $    (0.34)     $   (2.34)
 Diluted (2)                                                        $     0.14     $   (0.96)        $    (0.34)     $   (2.34)
                                                                   =============  =============     =============   ============

--------------------------------------------------------------

BALANCE SHEET SUMMARY                                                SEPTEMBER      DECEMBER
 ($ IN BILLIONS, EXCEPT SHARE AND PER SHARE DATA)                       2003          2002
                                                                   -------------  -------------
    Invested Assets                                                 $     17.2     $     16.8
    Separate Account and Investment Trust Assets                           7.1            5.8
    Total Assets                                                          27.1           25.2
    Total Stockholders' Equity                                             2.0            2.0

    Common Shares Outstanding (in thousands)                            94,340         94,045
                                                                   -------------  -------------
    Book Value Per Share                                            $    21.26     $    21.60

    Assets Under Management                                         $     68.2     $     63.8

(1) In addition to net income presented in accordance with Generally Accepted Accounting Principles ("GAAP"), Phoenix considers total segment income in evaluating its financial performance. A reconciliation of these measures is provided at the end of this release. Total segment income is an internal performance measure used by Phoenix in the management of its operations, including its compensation plans and planning processes. In addition, management believes that segment income provides additional insight into the underlying trends in Phoenix's operations.

    Total segment income represents income from continuing operations (which is a GAAP measure) before realized investment gains and losses and certain other items.

    * Net realized investment gains and losses are excluded from total segment income because their size and timing are frequently subject to our discretion.
    * Certain other items are excluded from total segment income because we believe they are not indicative of overall operating trends and are items that management believes are infrequent and material and which result from a business restructuring, a change in regulatory requirements, or other unusual circumstances.

    Because certain of these items are excluded based on our discretion and involve judgments by management, inconsistencies in their determination may exist and total segment income may differ from similarly titled measures of other companies.

(2) For the nine months ended September 30, 2003, the weighted average common and equivalent shares outstanding was 95,344,000. For the calculation of net loss per share, however, common stock equivalents were not included because they would have been anti-dilutive.

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The Phoenix Companies, Inc ... 9


CONSOLIDATED BALANCE SHEET
September 30, 2003 (Preliminary) and December 31, 2002
(in millions, except share data)

                                                                                           2003                  2002
                                                                                     ----------------      ---------------
ASSETS:
Available-for-sale debt securities, at fair value                                          $13,007.5            $11,894.1
Equity securities, at fair value                                                               357.4                391.2
Mortgage loans, at unpaid principal balances                                                   328.1                468.8
Venture capital partnerships, at equity in net assets                                          240.3                228.6
Affiliate equity securities, at cost plus equity in undistributed earnings                      41.9                134.7
Policy loans, at unpaid principal balances                                                   2,212.1              2,195.9
Other investments                                                                              413.5                398.9
                                                                                     ----------------      ---------------
Total investments                                                                           16,600.8             15,712.2
Cash and cash equivalents                                                                      628.3              1,058.5
Accrued investment income                                                                      237.5                192.3
Receivables                                                                                    184.5                217.3
Deferred policy acquisition costs                                                            1,335.6              1,234.1
Deferred income taxes                                                                           60.9                 41.4
Intangible assets with definite lives                                                          273.6                291.7
Goodwill and other indefinite-lived intangible assets                                          463.7                456.0
Other general account assets                                                                   238.8                239.5
Separate account and investment trust assets                                                 7,082.5              5,793.1
                                                                                     ----------------      ---------------
TOTAL ASSETS                                                                               $27,106.2            $25,236.1
                                                                                     ================      ===============

LIABILITIES:
Policy liabilities and accruals                                                             12,964.7            $12,680.0
Policyholder deposit funds                                                                   3,737.8              3,395.7
Stock purchase contracts                                                                       124.1                137.6
Indebtedness                                                                                   642.5                644.3
Other general account liabilities                                                              542.5                542.9
Separate account and investment trust liabilities                                            7,082.5              5,793.1
                                                                                     ----------------      ---------------
TOTAL LIABILITIES                                                                           25,094.1             23,193.6
                                                                                     ----------------      ---------------

MINORITY INTEREST:
MINORITY INTEREST IN NET ASSETS OF SUBSIDIARIES                                                  6.5                 10.8
                                                                                     ----------------      ---------------
STOCKHOLDERS' EQUITY:
Common stock, $0.01 par value, 106,376,291 and
   106,374,510 shares issued                                                                     1.0                  1.0
Additional paid-in capital                                                                   2,425.7              2,424.4
Deferred compensation on restricted stock units                                                 (3.9)                 -
Accumulated deficit                                                                           (339.9)              (292.6)
Accumulated other comprehensive income                                                         110.4                 94.6
Treasury stock, at cost: 12,036,586 and 12,330,000 shares                                     (187.7)              (195.7)
                                                                                     ----------------      ---------------
TOTAL STOCKHOLDERS' EQUITY                                                                   2,005.6              2,031.7
                                                                                     ----------------      ---------------
TOTAL LIABILITIES, MINORITY INTEREST AND STOCKHOLDERS' EQUITY                              $27,106.2            $25,236.1
                                                                                     ================      ===============



Certain reclassifications have been made to the 2002 financial statements to conform with the 2003 presentation.

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The Phoenix Companies, Inc ... 10


CONSOLIDATED STATEMENT OF INCOME (UNAUDITED)
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
(in millions)

                                                                     THREE MONTHS                           NINE MONTHS
                                                           --------------------------------       --------------------------------
                                                                2003              2002                 2003             2002
                                                           ---------------  ---------------       ---------------  ---------------
REVENUES:
Premiums                                                    $      286.9     $      297.1          $      781.5     $      813.9
Insurance and investment product fees                              143.6            139.4                 410.3            425.6
Investment income, net of expenses                                 254.2            228.8                 794.7            675.7
Net realized investment losses                                      (2.6)           (10.5)               (119.5)           (74.1)
                                                           ---------------  ---------------       ---------------  ---------------
TOTAL REVENUES                                                     682.1            654.8               1,867.0          1,841.1
                                                           ---------------  ---------------       ---------------  ---------------

BENEFITS AND EXPENSES:
Policy benefits, excluding policyholder dividends                  389.0            397.9               1,088.2          1,070.7
Policyholder dividends                                              99.5            112.7                 310.2            294.4
Policy acquisition cost amortization                                22.7             41.1                  76.6             41.6
Intangible asset impairments                                         -               66.3                   -               66.3
Intangible asset amortization                                        8.3              8.9                  24.9             24.8
Interest expense                                                     9.8              7.7                  29.5             23.1
Demutualization expenses                                             -                0.2                   -                1.7
Other operating expenses                                           130.3            135.9                 393.3            451.0
                                                           ---------------  ---------------       ---------------  ---------------
TOTAL BENEFITS AND EXPENSES                                        659.6            770.7               1,922.7          1,973.6
                                                           ---------------  ---------------       ---------------  ---------------

Income (loss) before income taxes and minority interest             22.5           (115.9)                (55.7)          (132.5)
Applicable income taxes (benefit)                                    5.6            (26.0)                (31.4)           (40.4)
                                                           ---------------  ---------------       ---------------  ---------------
Income (loss) before minority interest                              16.9            (89.9)                (24.3)           (92.1)
Minority interest in net income of subsidiaries                      2.9              3.1                   8.0              9.2
                                                           ---------------  ---------------       ---------------  ---------------
INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
 ACCOUNTING CHANGES                                                 14.0            (93.0)                (32.3)          (101.3)
Cumulative effect of accounting change for goodwill
  and other intangible assets                                        -                -                     -             (130.3)
                                                           ---------------  ---------------       ---------------  ---------------
NET INCOME (LOSS)                                           $       14.0     $      (93.0)         $      (32.3)    $     (231.6)
                                                           ===============  ===============       ===============  ===============


Certain reclassifications have been made to the 2002 financial statements to conform with the 2003 presentation.

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The Phoenix Companies, Inc ... 11


RECONCILIATION OF INCOME MEASURES (UNAUDITED)
THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2003 AND 2002
(in millions)

                                                                         THREE MONTHS                         NINE MONTHS
                                                              ----------------------------------   ---------------------------------
                                                                   2003               2002              2003              2002
                                                              ---------------    ---------------   ---------------   ---------------
SEGMENT INCOME
Life insurance                                                 $      24.1        $       17.0      $       75.3      $       69.7
Annuities                                                              0.3               (18.9)             (6.3)            (15.5)
                                                              ---------------    ---------------   ---------------   ---------------
Life and annuity segment                                              24.4                (1.9)             69.0              54.2
Asset management segment                                              (3.1)              (67.8)            (14.6)            (71.5)
Venture capital segment                                                5.1               (22.0)             34.8             (56.9)
Corporate and other segment                                          (10.5)              (10.1)            (34.4)            (24.4)
                                                              ---------------    ---------------   ---------------   ---------------
Total segment income (loss), before income taxes                      15.9              (101.8)             54.8             (98.6)
Applicable income taxes (benefit)                                      4.4               (20.0)             15.0             (25.5)
                                                              ---------------    ---------------   ---------------   ---------------
TOTAL SEGMENT INCOME (LOSS)                                           11.5               (81.8)             39.8             (73.1)

Realized investment gains (losses), after income taxes
  and other offsets                                                    2.5                (7.6)            (69.1)            (16.7)
Restructuring charges                                                  -                  (3.6)             (4.3)            (25.4)
Deferred policy acquisition cost adjustment                            -                   -                 -                15.1
Other income (loss)                                                    -                   -                 1.3              (1.2)
Cumulative effect of accounting change                                 -                   -                 -              (130.3)
                                                              ---------------    ---------------   ---------------   ---------------
NET INCOME (LOSS)                                              $      14.0        $      (93.0)     $      (32.3)     $     (231.6)
                                                              ===============    ===============   ===============   ===============


Note: For additional information, see our financial supplement at PhoenixWealthManagement.com.

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